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                                                                  EXHIBIT 99.1



                  ANALOGY REPORTS FISCAL SECOND QUARTER RESULTS

BEAVERTON, OREGON - NOVEMBER 15, 1999 - ANALOGY, INC. (NASDAQ-ANLG) today announced its financial results for the second fiscal quarter ended September 30, 1999.

Total revenue for the second quarter of fiscal 2000 was $5,535,000, down over the prior year's second quarter total of $6,417,000. Product license revenue decreased 29% to $2,854,000 in the second fiscal quarter this year compared to $4,045,000 in the second fiscal quarter last year. The net loss for the second fiscal quarter was $966,000 or $0.10 per share, compared with a net loss of $362,000 or $0.04 per share in the second quarter a year ago.

Analogy also announced today that it is actively engaged in negotiations with another party regarding the acquisition of Analogy by such party. Analogy will make further announcements regarding the proposed transaction as events warrant.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, the receipt and timing of customer orders, changes in capital spending plans by key customers, increased adoption of behavioral modeling design methodologies for mixed-signal and mixed-technology systems design. Analogy's ability to introduce new products, expand its markets as scheduled and maintain expense controls, customer acceptance of new products, and competitive initiatives. The forward-looking statements should be considered in light of these risks and uncertainties, as well as those highlighted in the Company's reports filed with the Securities and Exchange Commission.

Analogy, Inc. founded in January 1985, develops and markets high performance software and model libraries for top-down design and behavioral simulation of mixed-signal and mixed-technology systems.

(Tables follow)


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                                  ANALOGY, INC.
                      Consolidated Statements of Operations
                          (000, except per share data)

                                  Quarter Ended         Six Months Ended
                               9/30/99    09/30/98     09/30/99   09/30/98
Revenue:
  Product licenses              $2,854      $4,045       $5,841     $6,880
  Service and other              2,681       2,372        5,156      4,949
    Total revenue                5,535       6,417       10,997     11,829

Cost of Revenue:
  Product licenses                 511         393        1,052        913
  Service and other                167         220          335        554
    Total cost of revenue          678         613        1,387      1,467
    Gross profit                 4,857       5,804        9,610     10,362

Operating expenses:
  Research and development       1,930       2,296        3,857      4,692
  Sales and marketing            3,143       3,080        6,451      6,683
  General and administrative       496         621        1,083      1,305
  Amortization of intangibles       92          92          184        184
  Restructuring charges             --          --           --        557

    Total operating
     expenses                    5,661       6,089       11,575     13,421
    Operating loss               (804)       (285)      (1,965)    (3,059)

Other expense, net                (87)        (30)         (70)      (232)

    Loss before income taxes     (891)       (315)      (2,035)    (3,291)

Income tax expense                  75          47          192        226

    Net loss                    $(966)      $(362)     $(2,227)   $(3,517)

Basic net loss
  per common share             $(0.10)     $(0.04)      $(0.23)    $(0.37)
Diluted net loss
  per common share             $(0.10)     $(0.04)      $(0.23)    $(0.37)

Weighted average
  shares outstanding - Basic     9,601       9,417        9,598      9,388
Weighted average shares
  outstanding - Diluted          9,601       9,417        9,598      9,388


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                                  ANALOGY, INC.
                           Consolidated Balance Sheets
                                      (000)

                                                  09/30/99      03/31/99
Cash and cash equivalents                            $869        $2,008
Accounts receivable                                 5,415         6,738
Prepaid expenses                                    1,170         1,033
Other assets, net                                   2,105         2,271
  Total current assets                              9,559        12,050

Furniture, fixtures and equipment, net              1,714         2,416
Library costs, net                                  4,529         4,495
Other assets, net                                   1,716         2,257
  Total assets                                    $17,518       $21,218

Accounts payable and accrued expenses               1,746         1,320
Bank line of credit                                 1,117           400
Current portion of capital leases                     290           403
Accrued salaries and benefits                       1,917         2,709
Unearned revenue                                    7,318         8,657

  Total current liabilities                        12,388        13,489

Non-current portion of capital leases                  78           219
Deferred contract revenue                             928         1,455
Other liabilities                                      56            65
  Total long-term liabilities                       1,062         1,739

Common stock                                       18,801        18,569
Foreign currency translation                        (196)         (269)
Accumulated deficit                              (14,537)      (12,310)

  Total shareholders' equity                        4,068         5,990

  Total liabilities and equity                    $17,518       $21,218


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